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                             [Front of Proxy Card]

                             WASTE MANAGEMENT, INC.
                             3003 BUTTERFIELD ROAD
                           OAK BROOK, ILLINOIS 60523

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           OF WASTE MANAGEMENT, INC.

    The undersigned hereby appoints Robert S. Miller, Peer Pedersen and James R. Peterson and each of them with full power to act without the others, as proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $1.00 per share, of Waste Management, Inc. ("Waste Management") which the undersigned is entitled in any capacity to vote if personally present at the Special Meeting of Stockholders of Waste Management to be held at the offices of Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, on Wednesday, July 15, 1998 at 2:00 p.m., local time, and at any and all adjournments or postponements thereof, upon the proposals listed on the reverse side of this Proxy and more fully described in the Notice of Special Meeting of Stockholders dated June
[ ], 1998 and the Waste Management and USA Waste Services, Inc. Joint Proxy Statement/Prospectus dated June [ ], 1998 and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon all matters presented at the Special Meeting but which were not known to the Board of Directors at a reasonable time before the solicitation of this proxy.

    THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE PROPOSAL SET FORTH ON THE REVERSE HEREOF AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT/PROSPECTUS (WITH ALL ENCLOSURES AND ATTACHMENTS) DATED JUNE [ ], 1998 RELATED TO THE SPECIAL MEETING.

IMPORTANT -- THIS PROXY MUST BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.
                          (Continued on reverse side)
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                              [Back of Proxy Card]

    /X/ Please mark your votes as in this example.

    THE WASTE MANAGEMENT BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING
PROPOSAL:

1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of March 10, 1998, among USA Waste Services, Inc., a Delaware corporation ("USA Waste"), Dome Merger Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of USA Waste ("Dome Merger Subsidiary"), and Waste Management, pursuant to which, among other things, (a) Dome Merger Subsidiary will be merged with and into Waste Management, which will be the surviving corporation, and Waste Management will become a wholly-owned subsidiary of USA Waste and (b) each outstanding share of common stock, par value $1.00 per share, of Waste Management will be converted into the right to receive 0.725 of a share of common stock, par value $0.01 per share, of USA Waste.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    Please sign name exactly as imprinted (do not print). Please include any changes in address. If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.

--------------------------------------------------------------------      Dated:
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Signature

--------------------------------------------------------------------      Dated:
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Signature if held jointly

               PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.